EXHIBIT 32.1 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. 1350, as adopted), Damien R. Tanaka, the Chairman and CEO of Aduromed Industries, Inc.., (the "Company"), and Kevin T. Dunphy, the Treasurer and CFO of the Company each hereby severally certifies that, to the best of his knowledge:

1. The Annual Report on Form 10-K of the Company for the period ended December 31, 2007 (the "Annual Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2008	/s/ Damien R. Tanaka
Damien R. Tanaka
Chairman and CEO

/s/ Kevin T. Dunphy
Kevin T. Dunphy
Treasurer and CFO